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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Creative BioMolecules, Inc. on Form S-8 of our report dated March 5, 1998 appearing in the Annual Report on Form 10-K of Creative BioMolecules, Inc. for the fiscal year ended December 31, 1997.


/s/ Deloitte & Touche LLP


Boston, Massachusetts
December 21, 1998